Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2005

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

      1. Statement of Cash Available for Distribution for the three months ended March 31, 2005:

            Net income                                                 $ 89,000
            Add: Depreciation charged to net income not
                  affecting cash available for distribution              17,000

            Less: Cash to reserves                                      (50,000)
                                                                       --------
            Cash Available for Distribution                            $ 56,000
                                                                       ========
            Distributions Allocated to General Partners                $  5,000
                                                                       ========
            Distributions Allocated to Limited Partners                $ 51,000
                                                                       ========

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2005:

            Entity Receiving                                Form of
              Compensation                               Compensation                        Amount
            ----------------                -------------------------------------------      -------
            Winthrop
            Management LLC                  Property Management Fees                         $ 2,000

            WFC Realty Co., Inc.
            (Initial Limited Partner)       Interest in Cash Available for Distribution      $    26

            One Winthrop Properties, Inc.
            (General Partner)               Interest in Cash Available for Distribution      $ 2,000

            Linnaeus-Hampshire Realty
            Limited Partnership
            (General Partner)               Interest in Cash Available for Distribution      $ 3,000

            Quadrangle Associates I, LLC
            (Limited Partner)               Interest in Cash Available for Distribution      $12,000

            Londonderry Holdings LLC
            (Limited Partner)               Interest in Cash Available for Distribution      $   130


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